UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2006

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4359228
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

108 Village Square, #327
Somers, NY 10589
(Address of principal executive offices)

(425) 869-7410
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 4.01	Change in Registrants Certifying Accountant
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal
Officers
Item 5.06	Change in Shell Company Status

DESCRIPTION OF BUSINESS

History

On August 9, 2005, Solar Thin Films, Inc. (f/k/a American United Global, Inc.) (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Kraft Rt., a Hungarian corporation (“Kraft”) and the shareholders of Kraft Rt. Pursuant to the Agreement, the Company agreed to acquire 100% of the outstanding interest in Kraft. On January 30, 2006, the Agreement expired pursuant to its own terms.

Commencing in March 2006 through June 2006, the Company entered into Securities Purchase Agreements with shareholders of Kraft that together owned 95.5% of the equity interest in Kraft to acquire their interests. On June 14, 2006, the Company closed on the acquisition of 95.5% of the outstanding securities of Kraft and, as a result, Kraft is now a majority-owned subsidiary of the Company.

In consideration for the shares of Kraft, the Company issued the sellers an aggregate of 95,500 shares of Series B-4 Preferred Stock of the Company (the “Preferred Shares”). The Preferred Shares are each automatically convertible into 350 shares of common stock or an aggregate of 33,425,000 shares of common stock upon the Company increasing its authorized shares of common stock and, prior to such conversion, the Preferred Shares will have the same voting rights of the shares of common stock and vote together with the shares of common stock on all matters.

In July 2006, the Company changed its name from American United Global Inc. to Solar Thin Films, Inc.

Kraft Organizational History

Kraft History

Kraft was founded in 1993, shortly after the breakup of the communist economy in Hungary. Its founding members were associated with the Hungarian Central Research Institute for Physics. Shortly after Kraft commenced operations, it became a distributor for Edwards Vacuum, the major British manufacturer of vacuum pumps and components. Kraft is presently engaged in the design, development and construction on behalf of its customers of turnkey manufacturing plants that produce photovoltaic thin film modules for sale. We expect the primary use of such photovoltaic thin film modules is to be used by corporations and governments in the development and construction of solar power plants. Kraft, in the future, may further integrate itself in this industry through the engagement in other areas including, but not limited to, operating the manufacturing plants, selling thin film photovoltaic modules, installing the thin film photovoltaic modules and managing solar power plants.

In 1996, Kraft received a purchase order to develop thin film deposition facilities that produce amorphous silicon based thin film photovoltaics. In the subsequent years, Kraft has manufactured and installed four such facilities in Princeton, New Jersey, Budapest, Hungary, China and Greece. The facility in Greece is expected to be completed this year. In producing these facilities, Kraft developed all aspects needed for it to become a leading manufacturer of plants and equipment that produce photovoltaics modules that utilize thin film technology. Photovoltaics ("PV") is the science of capturing and converting sun light into electricity.

Kraft Overview

Kraft is headquartered in Budapest, Hungary and has historically been engaged in the design, development and manufacturing of vacuum based production and quality control equipment used in several hi-tech industries. Over its 10 year existence, Kraft has developed and manufactured a line of equipment serving the semiconductor industry, glass coating technologies and, more recently, the photovoltaic industry. Kraft is presently focusing substantially all of its efforts on the design, development and construction of turnkey manufacturing plants that produce photovoltaic thin film modules for sale and expects most of its near term growth to develop through the manufacturing of its turnkey facilities.

Kraft is pursuing strategic relationships with companies involved in the PV industry in order to further develop manufacturing process technologies for the PV industries. Kraft, through its association with TerraSolar Global, Inc. (“TerraSolar”), a Delaware corporation, is seeking to secure a leading position as the primary supplier of turnkey facilities to manufacture thin film based photovoltaic modules. Such turnkey facility consists of all the hardware and machinery manufactured, assembled, and installed by Kraft and all the software, know-how and training associated with the manufacturing process supplied by TerraSolar. Historically, TerraSolar has served as the main contractor guaranteeing process performance to the buyer, and Kraft is the equipment supplier through TerraSolar to the buyer. Kraft also has a right to market and sell such turnkey facilities. TerraSolar, Inc. (“TSI”) owns approximately 49% of the outstanding securities of TerraSolar. Zoltan Kiss, a director and shareholder of the Company owns approximately 35% of TSI. In addition, Kraft is presently negotiating a research and development agreement with Renewable Energy Solutions, Inc. (“RESI”) pursuant to which RESI will develop the next generation automated turnkey facility. Zoltan Kiss, a director and shareholder of the Company, is the majority owner of RESI.

Kraft Product Development

PV Modules on Glass Substrate

Kraft has developed manufacturing equipment used in its turnkey manufacturing facilities that produce thin-film based modules on a glass substrates. By 2006, Kraft constructed three turnkey manufacturing facilities, and is currently in the process of completing a fourth facility, to manufacture amorphous silicon based photovoltaic modules. The PV industry and other industries using thin-film technology are changing very rapidly, and it is imperative that Kraft carry on R&D activities to develop the next generation deposition equipment. To accomplish this, there is an ongoing R&D activity together with Kraft’s strategic partners, Terrasolar and RESI, to develop:

•	manufacturing equipment to manufacture copper indium gallium diselenide (CIGS) based PV modules on a 2ft x 4ft glass substrate;

•	manufacturing technology for thin-film based PV modules that will be able to use substrate size 4ft x 8ft; and

•	automated glass handling and robotic processes to eliminate labor costs from PV module production.

Thin-Film Photovoltaic on Flexible Substrates

While a large part of the PV industry that generates electricity for cost-efficient electric power applications will continue to use the glass-to-glass thin film PV modules, there is still an appreciable part of the market where thin film photovoltaics on a flexible substrate will be the technology of choice. These markets include:

•	portable instrumentation chargers because of lighter weight and easy form factors;

•	applications where the non-breakable part of a metal substrate is an advantage, for example, battery chargers on boats;

•	in transportation, as the skin of automobiles; and

•	in space applications and as photovoltaic powered aircraft, where both the lower weight and flexibility are important factors

Generally, the manufacturing equipment to deposit thin films on flexible substrates would use roll to roll coaters. In the case of polymeric organic substrates, special attention has to be made to limit the use of high temperatures to temperatures that are limited by the characteristics of organic materials. The main challenge with the flexible metallic substrate is how to build up voltage of serially interconnected devices to eliminate the shorting between cells due to the conductive metallic substrates.

Architectural Glass Applications

One large existing market for thin films on a glass substrate has been used in the architectural glass industry to create glass windows with reflective properties to enhance the insulation. Similar coated glass using different color films has been used as architectural glass on the sides of skyscrapers. Kraft’s technology is capable of preparing such glass, and, in some cases, can add a photovoltaic element to it. There is ongoing R&D effort to extend the application of building integrated photovoltaics or BIPV modules to window glass in high-rise buildings.

Kraft Market

Management believes the PV industry is currently growing from infancy to adolescence. The growth of the PV market is occurring because the energy industry is moving in a large part from fossil fuels to alternative energy sources. This transformation is also aided by the concerns of global warming, governmental incentives, political and institutional involvement and the economics of the PV industry. We believe the strongest force in causing the move from fossil fuels to PV is the economics of PV, where PV electricity costs are expected to be lower than fossil fuel generated electricity by 2010. Since the cost of the PV module represents more that 50% of the cost of installed PV systems, to manufacture the lowest cost PV modules secures the greatest competitive edge and advantage in the market place.

The market presently consists substantially of modules produced using crystalline and polycrystalline silicon. Most of the thin films that have been produced, until now, use amorphous silicon on a glass substrate. The costs of the thin film based modules are less than half of those for crystalline silicon. Based on the economic pressures by this major cost difference, Kraft believes that the ratio of crystalline to thin film in the product mix will substantially shift in the next decade.

Most of this growth has taken place using crystalline and polycrystalline modules. Kraft management believes the emergence of thin films as a lower cost alternative is now being absorbed by the market.

Kraft believes that the marketing and sale of turnkey manufacturing facilities is substantially more profitable than the marketing of individual pieces of equipment. To exploit this, Kraft has formed strategic alliances with marketing companies and technology companies doing advanced basic research in their respected fields. These include a marketing arrangement with TerraSolar pursuant to which turnkey facility consists of all the hardware and machinery manufactured, assembled, and installed by Kraft and all the software, know-how and training associated with the manufacturing process supplied by TerraSolar. In addition, Kraft is presently negotiating a research and development agreement with Renewable Energy Solutions, Inc. (“RESI”) pursuant to which RESI will develop the next generation automated turnkey facility. Zoltan Kiss, a director and shareholder of the Company, is the majority owner of RESI.

Management believes the immediate greatest growth is expected from manufacturing equipment for thin film PV modules on a glass substrate through its strategic alliance with TerraSolar. As a result of this alliance, Kraft can also ensure that combining the most recent advancement in material and device technology with the equipment developments that are taking place at Kraft, Kraft can offer a state-of-the-art solution for the manufacturing of thin film based PV modules in the photovoltaic industry.

Kraft Competition

Crystalline and polycrystalline silicon presently represent substantially all of PV market. Demand for crystalline silicon has grown very rapidly over the past decade, but the electrical output prices have remained relatively unchanged. Our competitors, through their own research and development, have been developing their own pilot line manufacturing equipment for thin films. As far as we know, there are no plans for these manufacturers to also market PV module manufacturing equipment. As a result, we believe our current competitors will consist of companies that elect to build their own PV plants utilizing their internal technology and know how. However, we believe that major semiconductor manufacturers have commenced moving into the PV module manufacturing equipment. We expect that these companies will be Kraft’s main competitors during the next three to five years.

Kraft Strategy

Kraft’s strategy is to market complete turnkey manufacturing equipment to manufacture thin film based PV modules. Kraft intends to develop its strategy by developing the following areas:

Sale of Turnkey Facilities

Kraft’s main focus is on developing the photovoltaic business. The large PV companies with technical background have been developing their own thin film manufacturing pilot lines. We believe they will buy individual machines and components from Kraft. In addition to the large technical or energy companies, there are companies that desire to sell PV modules, which on their own do not have the technical expertise to define a manufacturing process and assemble thin film factories through the purchase of components.

Together with Terrasolar or other strategic partners, we will offer a turnkey manufacturing facility that is sold installed together with guarantees of the manufacturing line, such as throughput, module efficiency, and in some cases, even manufacturing cost. Such turnkey facility consists of all the hardware and machinery manufactured, assembled, and installed by Kraft and all the software, know-how and training associated with the manufacturing process supplied by TerraSolar. In this arrangement, TerraSolar has historically been the main contractor guaranteeing process performance to the buyer, and Kraft is the developer of the facility through TerraSolar to the buyer.

Kraft also has a right to sell such turnkey facilities. In that case, either Kraft will be the main contractor, TerraSolar or other strategic partners delivering through Kraft the know-how and soft costs, or TerraSolar or other strategic partners will still remain the main contractor of the turnkey facility sold by Kraft, but in this case, Kraft will receive additional remuneration for the marketing efforts.

In addition to the sale of the turnkey facilities, Kraft may commence to build and operate its facilities and, in turn, sell the PV modules as well as installing the thin film photovoltaic modules and managing solar power plants.

Sale of Individual Machines

Most of the individual products can be sold for a specific, limited function. These products include a specially designed leak detector to provide quality control car headlights manufactured by a third party. An additional application is the automatic control and feeding of liquid nitrogen for a lamp factory. The marketing of these products has been done by direct OEM marketing effort by the Kraft personnel. Kraft has also marketed the sale of components for vacuum systems (for example, gate valves, chambers, etc.)

Governmental Regulation

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, our compliance with these regulations by has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

Employees

As of June 14, 2006, Kraft has employed 18 full-time employees, neither of whom is a member of a union, and no part-time employees.

Kraft Property

In November 2005, Kraft entered into a three year fixed term lease agreement for its corporate offices and facilities in Budapest, Hungary at a rate ranging from $4,543 to $15,433 per month as the lease has provisions for additional space for the period calendar year of 2006 and beyond. The lease agreement provides for moderate increases in rent after the first year in accordance with the inflationary index published by the Central Statistical Office. Rental expenses charged to operations for the year ended December 31, 2005 and 2004 are $81,038 and $235,057, respectively. In addition, in June 2006, Kraft entered into a lease to for an assembly facility located in Kormend, Hungary.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

We have a history of losses, expect to incur substantial further losses and may not achieve or maintain profitability in the future, which may decrease the market value of our stock.

For the year ended December 31, 2005, Kraft derived 61% of its total revenues from 2 major customers and sold 29% of its total materials to one vendor. In addition, for the three months ended March 31, 2006, Kraft derived 94% of its total revenues from two major customers and sold 11% of its total materials to one vendor. A loss of any of these relationships, for any reason could cause Kraft to experience difficulties in obtaining revenue and implementing its business strategy. There can be no assurance that Kraft could establish other relationships of adequate revenue in a timely manner or at all. In the event that Kraft is not able to significantly increase the number of customers or vendors that purchase its products its financial condition and results of operations will be materially and adversely affected.

Kraft has generated limited revenues and it may never achieve profitability

To date, Kraft has generated limited revenues of $691,213 and $1,059,212 for the year ended December 31, 2005 and December 31, 2004, respectively, and $181,487 for the three months ended March 31, 2006. For the years ended December 31, 2005 and 2004, Kraft incurred losses from continuing operations of $270,018 and $675,961, respectively, and $268,196 for the three months ended March 31, 2006. Kraft’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. We cannot assure you that Kraft can achieve or sustain profitability in the future. Kraft’s operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether our PV manufacturing facilities development will achieve market acceptance. Kraft may not achieve its business objectives and the failure to achieve such goals would have an adverse impact on Kraft. These matters raise substantial doubt about Kraft’s ability to continue as a going concern.

Evaluating our business and future prospects may be difficult due to the rapidly changing market landscape.

There is limited historical information available about our company upon which you can base your evaluation of our business and prospects. Although Kraft was formed in 1993 for the development of vacuum based technologies it has only recently developed four turnkey PV module manufacturing facilities pursuant to which it has only recognized limited revenues.

The market we are addressing is rapidly evolving and is experiencing technological advances and new market entrants. Our future success will require us to scale our manufacturing capacity significantly beyond the capacity of our Budapest, Hungary manufacturing facility, and our business model and technology are unproven at significant scale. Moreover, Kraft’s strategic partnership with TerarSolar and RESI, are only in the early stages of development and have not been officially agreed to and formalized. Kraft has limited experience upon which to predict whether it will be successful. As a result, you should consider its business and prospects in light of the risks, expenses and challenges that we will face as an early-stage company seeking to develop and manufacture new products in a growing and rapidly evolving market.

Our future success substantially depends on our ability to significantly increase our manufacturing capacity through the development of additional manufacturing facilities. We may be unable to achieve our capacity expansion goals as a result of a number of risks, which would limit our growth potential, impair our operating results and financial condition and cause our stock price to decline.

Our future success depends on our ability to increase our manufacturing capacity through the development of additional manufacturing facilities. If we are unable to do so, we may not be able to achieve the production volumes and per unit costs that will allow us to meet customer demand, maintain our competitive position and achieve profitability. Our ability to develop additional manufacturing facilities is subject to significant risk and uncertainty, including:

•
we may need to continue to raise significant additional capital through the issuance of equity or convertible or debt securities in order to finance the costs of development of any additional facility, which we may be unable to do on reasonable terms or at all, and which could be dilutive to our existing stockholders;

•
the build-out of any additional facilities will be subject to the risks inherent in the development of a new manufacturing facility, including risks of delays and cost overruns as a result of a number of factors, many of which may be out of our control, such as delays in government approvals or problems with supplier relationships;

•
our manufacturing processes, particularly those for the development of the equipment used in the turnkey PV manufacturing facilities, are unproven at large scale and may prove difficult to implement in any new facility; and

•
if a new facility is established internationally, we may encounter legal restrictions and liability, encounter commercial restrictions and incur taxes and other expenses to do so and otherwise be subject to the risks inherent in conducting business in a foreign jurisdiction as described elsewhere in this section.

If we are unable to develop and successfully operate additional manufacturing facilities, or if we encounter any of the risks described above, we may be unable to scale our business to the extent necessary to achieve profitability, which would cause our stock price to decline. Moreover, there can be no assurance that if we do expand our manufacturing capacity that we will be able to generate customer demand for our turnkey PV manufacturing facilities at these production levels or that we will increase our revenues or achieve profitability.

Our turnkey manufacturing facility may not gain market acceptance, which would prevent us from achieving increased sales and market share.

The development of a successful market for turnkey manufacturing facility may be adversely affected by a number of factors, many of which are beyond our control, including:

•	TerrarSolar’s ability to markets it services together with our equipment;

•	our failure to produce a turnkey facility that competes favorably against companies electing to develop these facilities internally;

•
our failure to produce a turnkey facility that produces PV modules that compete favorably against conventional energy sources and alternative distributed generation technologies, such as wind and biomass, on the basis of cost, quality and performance; and

•	our failure to develop and maintain successful relationships with TerrarSolar and RESI.

If our turnkey facilities or the PV solar modules produced by our facilities fail to gain market acceptance, we would be unable to increase our sales and market share and to achieve and sustain profitability.

Technological changes in the solar power industry could render our turnkey manufacturing facilities uncompetitive or obsolete, which could reduce our market share and cause our sales to decline.

Our failure to further refine our technology and develop and introduce the next generation of our turnkey facility could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our sales to decline. The solar power industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. We believe that a variety of competing solar power technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected to be produced utilizing our turnkey facilities. Our development efforts may be rendered obsolete by the technological advances of others and other technologies may prove more advantageous for the commercialization of solar power products.

We face risks associated with the marketing, development and sale of our turnkey facilities internationally, and if we are unable to effectively manage these risks, it could impair our ability to expand our business abroad.

To date, Kraft has developed four turnkey facilities in New Jersey, Hungary, China and Greece. We expect to seek to develop turnkey facilities on an international basis. It will require significant management attention and financial resources to successfully develop our international sales channels either internally or through TerrarSolar. In addition, the marketing, development and sale of our turnkey facilities internationally could expose us to a number of markets with which we have limited experience. If we are unable to effectively manage these risks, it could impair our ability to grow our business abroad. These risks include:

•	difficult and expensive compliance with the commercial and legal requirements of international markets, with which we have only limited experience;

•	inability to obtain, maintain or enforce intellectual property rights;

•	encountering trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could affect the competitive pricing of our turnkey facilities;

•	fluctuations in currency exchange rates relative to the United States dollar and the Hungarian florint;

•	difficulty in recruiting and retaining individuals skilled in international business operations; and

•	difficulty of enforcing revenue collection internationally.

We expect that a portion of our international sales will be denominated in United States dollars. As a result, increases in the value of the United States dollar relative to foreign currencies would cause our products to become less competitive in international markets and could result in limited, if any, sales and profitability.

Furthermore, in the development of our facilities in foreign markets, we may encounter legal restrictions, commercial restrictions and incur taxes and other expenses to establish our manufacturing facilities in certain countries. In addition, we may potentially forfeit, voluntarily or involuntarily, foreign assets due to economic or political instability in the countries where our local manufacturing facilities are located.

We may not be able to successfully develop and commercialize our turnkey PV manufacturing facilities which would result in continues losses and may require us to curtail or cease operations

While we have made progress in the development of our PV manufacturing facilities, we have generated limited revenues and we are unable to project when we will achieve profitability, if at all. As is the case with any new technology, we expect the development process to continue. We cannot assure that our engineering resources will be able to modify the product fast enough to meet market requirements. We can also not assure that our product will gain market acceptance and that we will be able to successfully commercialize the technologies. The failure to successfully develop and commercialize the technologies passed its current stage would result in continued losses and may require us to curtail or cease operations

We do not maintain theft or casualty insurance and only maintain modest liability and property insurance coverage and therefore we could incur losses as a result of an uninsured loss.

We do not maintain theft or casualty insurance and we have modest liability and property insurance coverage. We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured or insured loss or liability could have a material adverse affect on our results of operations.

The loss of strategic relationships used in the development and marketing of our products, including our relationship with RESI and TerrarSolar could impede our ability to further develop our turnkey manufacturing facilities and result in a material adverse effect causing the business to suffer.

We have established a plan of operations under which we rely on a strategic relationship with TerraSolar, which provides marketing, installation and software development services. We also have an alliance with RESI for the development of the next generation of the PV manufacturing equipment. We also market our products and engage in R&D activity internally outside of our relationships with TerraSolar and RESI. However, a loss of any of these relationships, especially our relationship with TerraSolar, for any reason could cause us to experience difficulties in completing the further development of our product and implementing our business strategy. There can be no assurance that we could establish other relationships of adequate expertise in a timely manner or at all.

We may need to raise additional capital which may not be available on acceptable terms or at all

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We have not paid dividends on the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

There is a limited market for our common stock which may make it more difficult to dispose of your stock.

Our common stock is currently quoted on the pink sheets under the symbol " AUGB." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

A sale of a substantial number of shares of the Company’s common stock may cause the price of its common stock to decline.

If the Company’s stockholders sell substantial amounts of the Company’s common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in the Acquisition will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

Our common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transaction in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

General Overview

Kraft is presently engaged in the design, development and construction on behalf of its customers of turnkey manufacturing plants that produce photovoltaic thin film modules for sale. We expect the primary use of such photovoltaic thin film modules is to be used by corporations and governments in the development and construction of solar power plants. Kraft, in the future, may further integrate itself in this industry through the engagement in other areas including, but not limited to, operating the manufacturing plants, selling thin film photovoltaic modules, installing the thin film photovoltaic modules and managing solar power plants.

Critical Accounting Policies

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various others assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

•	Revenue Recognition
•	Allowance for doubtful accounts
•	Research and development

Significant portions of Kraft’s revenues are derived from manufacturing. For revenue from product/contract sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statement (“SAB 101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: 1. Persuasive evidence of an arrangement exists; 2. delivery has occurred; 3. the selling price is fixed and determinable; and 4. collectibility is reasonable assured. Determination of criteria 3. and 4. are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The company defers any revenue for which the product has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

Currently, there are no warranties provided with the purchase of the Company’s products. The cost of replacing defective products and product return have been immaterial and within management’s expectations. In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

Allowance For Doubtful Accounts

We are required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each customer and related aging of the past due balances. In order to assess the collectibility of these receivables, we perform ongoing credit evaluations of our customers' financial condition. Through these evaluations we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and are reevaluated and adjusted as additional information is received. Our reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but are not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers and if circumstances related to our customers deteriorate, our estimates of the recoverability of our receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provided more allowances than are ultimately required, we may reverse a portion of such provisions in future periods based on our actual collection experience. As of December 31, 2005 and 2004, we reserved $ 540 and $26,596, respectively against our account receivables.

Research and development

Kraft’s accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development cost must be charged to expense as incurred. Accordingly, internal research and development cost are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred $ 0 and $ 386,199 expenditures on research and product development for the years ended December 31, 2005 and 2004 respectfully, and $ 0 for the three months ended March 31, 2006.

Results of Operations - Comparison for the Three Months Ended March 31, 2006 to the Three Months Ended March 31, 2005

Revenues

For the three months ended March 31, 2006 revenues were $181,487 as compared to $206,450 for the three months ended March 31, 2005, a decrease of $24,963 or 12.1%. This decrease in revenue was due to decreased export sales in 2006 as compared to 2005.

Cost of Sales

Our cost of goods sold for three months ended March 31, 2006 were $114,054 or 62.8% of our sales as compared to $85,449, or 41.4% of our sales for the three months ended March 31, 2006. Our cost of sales predominantly consists of the cost of labor, raw materials, and absorbed indirect manufacturing costs.

Selling, General and Administrative Expenses

For the three months ended March 31, 2006 selling, general and administrative expenses were $329,881, or 181% of sales, as compared to $192,847, or 93% of sales for the three months ended March 31, 2005. The increase in selling, general and administrative expenses of $137,034, or 71.1%, are attributable to the additional staff/consultants (legal, audit) supporting the recapitalization.

Results of Operations - Comparison for the Year Ended December 31, 2005 to the Year Ended December 31, 2004

Revenues

For the year ended December 31, 2005 revenues were $691,213 as compared to $1,059,212 for the year ended December 31, 2004, a decrease of $367,999 or 34.7%. This decrease in revenue was due to decreased export sales in 2005.

Cost of Sales

Our cost of goods sold for year ended December 31, 2005 were $402,204, or 58.2% of our sales as compared to $625,770, or 59% of our sales for the year ended December 31, 2004.

Our cost of sales predominantly consists of the cost of labor, raw materials, and absorbed indirect manufacturing costs.

Selling, General and Administrative Expenses

For the year ended December 31, 2005 selling, general and administrative expenses were $844,591, or 122% of sales , as compared to $792,456, or 75% of sales for the year ended December 31, 2004. The increase in selling, general and administrative expenses of $52,135, or 6.6%, are attributable to the additional staff/consultants (legal, audit) supporting the recapitalization.

Liquidity and Capital Resources

As of December 31, 2005, the Company had a working capital deficit of $421,096 as compared to $108,645 as of December 31, 2004. As of March 31, 2006, the Company had a working capital deficit of $789,463 as compared to $ 421,096 as of December 31, 2005. As a result our net loss of $270,018, adjusted principally for depreciation of $12,687, and a decrease in accounts receivable of $247,746, and a decrease $219,586 in accounts payable and accrued expenses, we generated cash flow deficit of $556,000 in operating activities during the year ended December 31, 2005. Further, as a result our net loss of $268,196 and an increase in prepaid and other current assets of $187,108, we generated cash flow deficit of $13,287 in operating activities during the three months ended March 31, 2006. We used $93,493 in cash to acquire equipment used in our business during the year ended December 31, 2005 and $82,139 during the three months ended March 31, 2006. Kraft met its cash requirements during the year through loans and notes payable - the net cash provided by such financing activities was $618,614 during the year ended December 31, 2005 and $979,515 for the three months ended March 31, 2006.

Through the recapitalization, the Company has raised funds to meet its future working capital and financing needs. As a result, additional financing will be required in order to meet our current and projected cash flow deficits from operations and development. Although the Company is seeking financing to support its working capital needs, the Company has no commitments or assurances that it will be successful in raising the funds required.

The Company believes that it will be successful in meeting the working capital needs to fund the current level of operating activities, capital expenditures and debt and other obligations through the next five months. However, if during that period or thereafter, the Company is not successful in generating sufficient capital resources, on terms acceptable to the Company, this could have a material adverse effect on the Company's business, results of operations liquidity and financial condition.

If in the future, if we are not capable of generating sufficient revenues from operations and its capital resources are insufficient to meet future requirements, we may have to raise funds to continue our operations.

Kraft entered into a series of financing agreements, which are summarized as follows:

Kraft had an unsecured 10.0% interest bearing loans amounting to $500,000 payable to the Company. The maturity date is September 30, 2006.

Kraft has unsecured 5% interest bearing loans amounting to $20,052 payable to Terra Solar.

Kraft has an unsecured, 5% interest bearing note payable to a former Kraft shareholder amounting to $25,068. The maturity date is September 30, 2006

Kraft has an unsecured, 0% interest bearing note payable to a former Kraft shareholder amounting to $13,035. The maturity date is September 30, 2006.

Kraft has an unsecured, 5 % interest bearing note payable to a former Kraft shareholder amounting to $121,330. The maturity date is September 30, 2006

The independent auditor's report to the Company's December 31, 2005 financial statements included in this current report states that the Company's recurring losses raise substantial doubts about the Company's ability to continue as a going concern.

Off- Balance Sheet Arrangements

Kraft does not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

Inflation

The effect of inflation on Kraft's revenue and operating results was not significant in the year ended December 31, 2005. However Kraft's operations are located in Hungary, therefore we might be exposed to production cost increase that is derived from inflation.

Foreign currency exchange rate risk

Due to the lack of export sales, the effect of foreign currency exchange fluctuation was minimal in 2005. As we expand our manufacturing operations and distribution network internationally, our exposure to fluctuations in currency exchange rates will increased. Additionally, from time to time we may purchase equipment and materials internationally, and to the extent that such purchases are billed in foreign currency, we will be exposed to currency gains or losses.

Recent Accounting Pronouncements

SFAS 123R. On March 31, 2004 the Financial Accounting Standards Board (“FASB”) issued its exposure draft, “Share-Based Payments”, which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for public companies for interim and annual periods beginning after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.

FAS 129-1. In April 2004, the FASB issued FASB Staff Position (FSP) 129-1, “Disclosure Requirements under SFAS 129, “Disclosure of Information about Capital Structure,” Relating to Contingently Convertible Securities.” The FSP interprets how the disclosure provisions of SFAS 129 apply to contingently convertible securities and their potentially dilutive effect on earnings per share. The Company is in a loss position for the four months ended April 30, 2006, therefore, adoption of this FSP did not have a material effect on the Company’s financial position, results of operations, or cash flows.

EITF 04-08. In September 2004, the Emerging Issues Task Force issued EITF 04-08 "The Effect of Contingently Convertible Debt on Diluted Earnings Per Share." EITF 04-08 requires companies to include in diluted earnings per share, on the if-converted method, any shares of our common stock into which debt of the Company may be converted, regardless of whether the conversion threshold has been met. The Company adopted this standard as of September 2004. The Company has reported per share losses for all periods contained in this report. Since inclusion of additional shares would be anti-dilutive, no change to the Company’s historical results is required, therefore, adoption of this EITF did not have a material effect on the Company’s financial position, results of operations, or cash flows.

SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 152. In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 13, 2006 with respect to the beneficial ownership of the Company's outstanding common stock following the acquisition of Kraft by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The below table is based on 25,656,354 shares of common stock outstanding as of July 13, 2006.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Zoltan Kiss (2)	12,950,000(3)	33.5%
Robert Rubin (2)	-0-	*
Michael Metter (2)	20,000	*
Rubin Family Irrevocable Trust	9,577,380(4)	26.9%
Laszlo Farkas	2,975,000(5)	10.4%
Joseph Gregory Kiss	5,250,000(6)	16.9%
Maria Gabriella Kiss	5,250,000(6)	16.9%
Krisztina Szabo	1,400,000(7)	5.2%
Noemi Szabo	1,400,000(7)	5.2%
Gyula Winkler	1,750,000(8)	6.4%

All officers and directors as a group (5 people)	13,679,000	34.8%

* less than 1%,

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or director of the Company.

(3) Represents 12,950,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(4) Represents 9,227,380 shares of common stock and 350,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Stock. The Rubin Family Irrevocable Stock Trust (the "Trust") was created by Robert M. Rubin, our chairman and chief executive officer, for the benefit of his wife Margery Rubin and their children. Mr. Rubin disclaims beneficial interest in all securities of our company held by the Trust.

(5) Represents 2,975,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(6) Represents 5,250,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(7) Represents 1,400,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(5) Represents 1,750,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the acquisition of Kraft.

Name	Age	Position

Zoltan Kiss	72	Chairman of the Board

Robert M. Rubin	66	Chief Executive Officer, President and Director

Michael Metter	54	Director

Set forth below is a biographical description of each director and senior executive officer of the Company based on information supplied by each of them.  On July 14, 2006, Steven Moskowitz and David Barnes resign as members of the Board of Directors of the Company.

Zoltan Kiss. Mr. Kiss has served as the Chairman of the Board since June 2006. Mr. Kiss is also a member of the board of directors and a shareholder of TerraSolar and RESI. Mr. Kiss is a founder and President of several hi-tech companies. He has Research and Development Experience at RCA Research Laboratories in Princeton, NJ for nine years. Mr. Kiss received his Bachelor of Applied Science and Engineering, his Master Degree in Spectroscopy and his PhD in Physics from the University of Toronto in 1956, 1957 and 1959, respectively. He also was a National Research Council Postdoctoral Fellow at Oxford University in 1960.

Robert M. Rubin. Mr. Rubin has served as the Chairman of our Board of Directors since May 1991, and was our Chief Executive Officer from May 1991 to January 1, 1994. Between October 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of our company and its subsidiaries; from January 1, 1994 to January 19, 1996, he served only as Chairman of the Board of our company and its subsidiaries. From January 19, 1996 to the present, Mr. Rubin served as Chairman of the Board, President and Chief Executive Officer. Mr. Rubin was the founder, President, Chief Executive Officer and a Director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986, when Mr. resigned as an executive officer. Mr. Rubin continued as a director of SCI until the latter part of 1987 In 1993, SCI was sold to Olsten Corporation (NYSE). Mr. Rubin is also a Director of Western Power and Equipment Corp.

Michael Metter. Mr. Metter has served as a Director since December 14, 2001. Mr. Metter resigned as a member of our board of directors effective on June 17, 2003, but was reappointed to our board of directors upon the effectiveness of the rescission agreement with NY Medical on May 27, 2004. Since March 2001, Mr. Metter has been the President of RME International, Ltd.(RME) Mr. Metter also currently consults to a broad range of businesses, including IT communications and media businesses, on mergers, acquisitions, restructuring, financing and other matters. From October 1998 to February 2001, Mr. Metter was a principal of Security Capital Trading, Inc, and was a principal at Madison Capital from September 1997 to October 1998. Prior thereto, Mr. Metter was the President of First Cambridge Securities from October 1994 to August 1997. Since 2001, Mr. Metter has served as the President, CEO and director of Spongetech Delivery Systems, Inc.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation ($)				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options/ SARs(#)	Payouts LTIP Payouts	All Other Compensation
Robert M. Rubin (1)	2005	$275,000	—	—		—	—
	2004	$265,000	—	—		—	—
	2003	$274,000	—	—		—	—

David M. Barnes	2005	$15,000	—	—		—	—
	2004	$45,000	—	—		—	—
	2003	$120,000	—	—		—	—

Zoltan Kiss(2)	2005	$2,000	—	—		—	—
	2004	$2,000	—	—		—	—
	2003	$2,000	—	—		—	—

(1)
Effective in July 1999, Mr. Rubin was entitled to an annual salary of $225,000 plus a minimum increase each year equal to the percentage rise in the New York City wage index (approximately 4% per year).

(2)	Represents compensation paid to Mr. Kiss by Kraft.

Employment and Consultancy Agreements

In connection with the acquisition of Kraft, we entered into consulting agreements with Robert Rubin and Zoltan Kiss pursuant to which each consultant will receive an annual salary of $160,000 per annum and major medical benefits in consideration for services performed on behalf of the company. Each of these agreements is for a term of three years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into an Agreement of Settlement with The Rubin Family Trust (the “Trust”) pursuant to which the Company has agreed to (i) transfer 716,667 shares of common stock of Spongetech Delivery Systems, Inc., 125,000 shares of common stock of Scanteck Medical, Inc., and 104,000 shares of common stock of Informedix, Inc. (“Infomedix”) and an option to purchase 50,000 shares of Informedix at $0.50 per share and (ii) issue an aggregate of 2,317,000 shares of common stock of the Company to the Trust of which 439,000 shares were shares that were to be issued in lieu of interest on loans aggregating $439,000 provided by the Trust to the Company (the “Loans”). In consideration of the aforementioned securities, the Trust has agreed to forgive all amounts due under the Loans and pledge 1,000,000 shares of common stock of the Company in the event that certain liabilities are claimed by certain debt holders of the Company. The Trust is a shareholder of the Company. Margery Rubin, the wife of Robert Rubin, the CEO and director of the Company, is a trustee of the Trust.

The Company has entered into an Agreement of Settlement with Robert Rubin pursuant to which Mr. Rubin received 1,552,928 shares of common stock as consideration for providing a guaranty in connection with various financing arrangements. Mr. Rubin assigned all such shares to the Rubin Family Trust.

Kraft has a marketing arrangement and a research and development arrangement with TerraSolar and RESI, respectively. Kraft is currently negotiating a definitive agreements with both parties. There is no assurance that defintive agreements will be reached with either party. Zoltan Kiss, through TSI, is a shareholder of TerraSolar, and a director, executive officer and majority shareholder of RESI.

In connection with the acquisition of Kraft, we entered into consulting agreements with Robert Rubin and Zoltan Kiss pursuant to which each consultant will receive an annual salary of $160,000 per annum and major medical benefits in consideration for services performed on behalf of the company. Each of these agreements is for a term of three years.

DESCRIPTION OF SECURITIES

Company’s Common Stock

The Company’s authorized capital stock consists of 40,000,000 shares of common stock at a par value of $0.01 per share, 1,200,000 shares of preferred stock at a par value of $.01, 1,000,000 shares of Series B-1 preferred stock at a par value of $.01 and 232,500 shares of Series B-3 preferred stock at a par value of $.01. As of July 13, 2006, there were 25,656,354 shares issued and outstanding of the Company’s voting stock.

On June 15, 2006, shareholders of the Company representing a majority of the outstanding voting stock of the Company authorized the Company to engage in the following:

•	increase the authorized shares of common stock as set forth in its certificate of incorporation from 40,000,000 to 150,000,000; and
•	reverse split the authorized shares of common stock on a basis of one for 1.6 shares of common stock; and

The Company intends to file a preliminary information statement with the Securities and Exchange Commission and deliver a definitive information statement to its record shareholders disclosing the aforementioned items.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Listed below are the high and low sale prices for the shares of our common stock during the years ended December 31, 2005 and 2004. These quotations reflect inter-dealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

	Common Stock
	High	Low

Fiscal 2004
First Quarter	$2.75	$1.50
Second Quarter	$2.50	$1.50
Third Quarter	$4.50	$1.70
Fourth Quarter	$2.00	$0.90

Fiscal 2005
First Quarter	$1.65	$0.65
Second Quarter	$1.20	$0.72
Third Quarter	$2.25	$0.70
Fourth Quarter	$2.50	$1.50

Fiscal 2006
First Quarter	$2.00	$0.86
Second Quarter	$2.20	$0.86

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the company’s common stock and may affect the ability of shareholders to sell their shares.

Holders

On June 14, 2006, there were approximately 147 holders of record of the Company’s Common Stock then issued and outstanding.

Dividends

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column

Equity compensation plans approved by security holders
2001 Stock Plan	None	—	$806,000
Equity compensation plans not
approved by security holders	None	—	None
Total	None	—	$806,000

LEGAL PROCEEDINGS

New York Medical, Inc. and Redwood Investment Associates, L.P. vs American United Global, Inc., et al. (Supreme Court, New York State, New York County). In this suit, filed on December 12, 2003, plaintiffs seek a declaration that a series of transactions by which we allegedly acquired Lifetime Healthcare Services, Inc. ("Lifetime") and Lifetime acquired an interest in NY Medical from Redwood (collectively "Transactions") were properly rescinded or, alternatively, that because the Transactions were induced by fraudulent conduct of our company and others, that the Transactions should be judicially rescinded. In addition to the requests for equitable relief, plaintiffs also seek monitory damages in excess of $5 million and exemplary damages in the amount of $15 million.

Currently, the suit has not proceeded past the filing and service of the complaint. We have obtained an open-ended extension of time in which to answer and/or move with regard to the complaint. We are attempting to resolve the matter amicably. However, in the event litigation proceeds, it will be aggressively defended.

Kraft has recently terminated discussions with a former consultant and director and disputed shareholder of Kraft (the “Party”) regarding the Party serving as an executive officer and director of the Company upon the finalizing of the acquisition by the Company of Kraft. In order to acquire an interest in Kraft, the Party received a loan from Kraft. As of the date hereof, the loan is past due. Kraft intends to proceed with legal action to have the issuance of such interest in Kraft declared null and void due to failure of payment. The Party has threatened to commence litigation to enforce any rights that he may have under Hungarian law. The management of the Company and Kraft believe that all claims asserted by the Party are without merit and intend to vigorously defend any action commenced by the Party.

RECENT SALES OF UNREGISTERED SECURITIES

June 2006 Convertible Debenture Financing

On June 14, 2006, the Company entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 (the “June 2006 Financing”).

In connection with the June 2006 Financing, the Company issued the following securities to the June 2006 Investors:

•	$6,000,000 in senior secured convertible notes (the “June 2006 Notes”);
•	4,800,000 shares of common stock of the Company (the “June 2006 Shares”);
•	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);
•	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);
•	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and
•	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into the Company’s common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share. The Company granted the June 2006 Investors a first priority security interest in all of its assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, the Company pledged the shares held in Kraft Rt., a Hungarian corporation (“Kraft”) acquired by the Company pursuant to the transaction described below, as collateral to the June 2006 Investors.

The Company granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. The Company is required to file a registration statement within 30 days from closing and have such registration statement declared effective within 90 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 120 days from closing. If the Company fails to have the registration statement filed or declared effective by the required dates, it will be obligated to pay a penalty equal to 2% of the purchase price to each investor upon any such registration failure and for each thirty days that such registration failure continues.

The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

March 2006 Convertible Debenture Financing

On March 16, 2006, the Company entered into a financing arrangement with several investors (the “March 2006 Investors”) for the sale of (i) $1,250,000 in convertible notes (the “March 2006 Notes”), (ii) 1,000,000 shares of common stock of the Company (the “March 2006 Shares”) and (iii) common stock purchase warrants to purchase 625,000 shares of common stock at $1.20 price per share for a period of five years (the “March 2006 Warrants”).

The March 2006 Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) the Company closing on a financing in the aggregate amount of $12,000,000. The Company granted the March 2006 Investors registration rights with respect to the March 2006 Shares and the shares of common stock underlying the March 2006 Notes and the March 2006 Warrants. Further, Robert Rubin, CEO and a director of the Company, has personally guaranteed payment of the march 2006 Notes.

The March 2006 Investors have contractually agreed to restrict their ability to convert the March 2006 Notes and exercise the March 2006 Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

September 2005 Convertible Debenture Financing

The Company entered into a Securities Purchase Agreement (the “September 2005 Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (collectively, the “September 2005 Investors”) on September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “September 2005 Notes”) and (ii) 840,000 shares of common stock of the Company (the “September 2005 Shares”). On September 26, 2005, the September 2005 Investors purchased the September 2005 Notes and September 2005 Shares.

The Notes are interest free, mature in March 2007 and are convertible into the Company’s common stock, at the September 2005 Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (the “Floor Price”).

Upon maturity of the Notes, the Company, at the option of the September 2005 Investors, the Company may pay the principal of the September 2005 Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the September 2005 Investors indicating that the Company intends to pay in shares, the number of authorized but unissued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the September 2005 Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price.

We have granted the September 2005 Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the September 2005 Notes and the September 2005 Shares on the earlier of (i) 30 days from acquiring Kraft or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, CEO and a director of the Company, has personally guaranteed payment of the September 2005 Notes.

The September 2005 Investors have contractually agreed to restrict their ability to convert the September 2005 Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Common Stock Financing

Commencing at the end of the fourth quarter of 2005 through the end of the first quarter of 2006, the Company sold an aggregate of 1,139,200 shares of common stock to several accredited investors for aggregate compensation of $356,000.

All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Solar Thin Films, Inc. or executive officers of Solar Thin Films, Inc., and transfer was restricted by Solar Thin Films, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On June 14, 2006, as a result of the acquisition of Kraft, the Company effectively terminated the services of Seligson and Giannattasio, LLP (“SG”), as the Company’s independent auditor. SG performed the audit for the two year period ended December 31, 2005, which reports for the two years ended December 31, 2005 and 2004 did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles but did carry a modification as to going concern. During the Company’s two most recent fiscal years and during any subsequent interim period prior to the June 14, 2006 termination as the Company's independent auditors, there were no disagreements with SG, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

The Company provided SG with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

On July 12, 2006, the Company approved the engagement of the firm of Russell Bedford Stefanou Mirchandani, LLP as the Company’s independent auditors. During the Company’s two most recent fiscal years or any subsequent interim period prior to engaging Russell Bedford Stefanou Mirchandani, LLP, the Company had not consulted Russell Bedford Stefanou Mirchandani, LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's directors and executive officers are indemnified as provided by the Delaware General Corporation Law and the Company's Bylaws. Limitation on Liability and Indemnification of Directors and Officers under Delaware General Corporation Law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Delaware law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

 Audited Financial Statements of Kraft for the year ended December 31, 2005 are attached hereto.

Unaudited Financial Statements of Kraft for the three months ended March 31, 2006.

(b)	Pro forma financial information.

Pro forma financial information.

(c)  Shell company transactions.

See Items 9.01(a) and 9.01(b).

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement dated June 14, 2006 by and among the Company and the June 2006 Investors (2)

4.2	Registration Rights Agreement dated June 14, 2006 by and among the Company and the June 2006 Investors (2)

4.3	Form of Senior Secured Convertible Note dated June 14, 2006 (2)

4.4	Form of Series A Common Stock Purchase Warrant dated June 14, 2006(2)

4.5	Form of Series B Common Stock Purchase Warrant dated June 14, 2006(2)

4.6	Form of Series C Common Stock Purchase Warrant dated June 14, 2006(2)

4.7	Form of Series D Common Stock Purchase Warrant dated June 14, 2006(2)

4.8	Security Agreement dated June 14, 2006 by and between the Company and Smithfield Fiduciary LLC as Collateral Agent (2)

4.9	Guaranty dated as of June 14, 2006 by and between Kraft Rt. and Smithfield Fiduciary LLC as Collateral Agent(2)

4.10	Pledge Agreement dated as of June 14, 2006 by and between the Company and Smithfield Fiduciary LLC as Collateral Agent(2)

4.11	Account Receivables Lien Agreement entered by and between Kraft Rt. and the Investors dated June 12, 2006(2)

4.12	Mortgage Agreement entered by and between Kraft Rt. and the Investors dated June 12, 2006 (2)

4.13	Security Agreement entered by and between Kraft Rt. and the Investors dated June 12, 2006 (2)

4.14	Securities Purchase Agreement dated September 22, 2005 by and among the Company and Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (4)

4.15	Form of Senior Secured Convertible Note September 23, 2005 (4)

4.16	Security Agreement dated September 22, 2005 by and among the Company and Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (4)

4.17	Guaranty of Payment (4)

4.18	Form of Amended and Restated Note issued on due March 20, 2007

4.19	Form of Warrant issued on March 16, 2006(1)

4.20	Securities Purchase Agreement dated March 16, 2006

4.21	Amendment No. 1 to the Securities Purchase Agreement dated May 18, 2006

4.22	Amendment No. 1 to the Senior Secured Convertible Note

4.23	Amendment No. 1 to the Subscription Agreement for the purchase of shares of common stock.

10.1	Securities Purchase Agreement dated March 16, 2006 by and between the Company, Kraft Rt., Zoltan Kiss and Dr. Laszlo Farkas (1)

10.2	Securities Purchase Agreement dated March 20, 2006 by and between the Company, Kraft Rt., Nagyezsda Kiss, Joseph Gregory Kiss, Maria Gabriella Kiss and Gyula Winkler (1)

10.3	Securities Purchase Agreement dated May 20, 2006 by and between the Company, Kraft Rt., Joel Spival and Jacqueline Spivak(2)

10.4	Secured Promissory Note made by Kraft Rt. dated September 28, 2005 (4)

10.5	Security Interest and Pledge Agreement entered by and between Solar Thin Films, Inc. , Kraft Rt. and Zoltan Kiss. (4)

10.6	Agreement of Settlement entered on September 27, 2005 by and among Solar Thin Films, Inc., North Sound Legacy International Ltd. and North Sound Legacy Institutional Fund LLC (4)

10.7	Supplemental Agreement entered on September 22, 2005 by and among Altitude Group, LLC, Birch Associates, Inc., and D.C. Capital LLC and Solar Thin Films, Inc. (4)

10.8	Amendment No. 1 to the Share Purchase Agreement dated December 29, 2005 (5)

10.9	Letter Agreement by and between the Company and Kraft Rt. (5)

16.1	Letter from Seligson and Giannattasio, LLP (to be filed by amendment)

(1) Incorporated by reference to the Form 8-K Current Report filed on March 23, 2006
(2) Incorporated by reference to the Form 8-K Current Report filed on June 19, 2006
(3) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 15, 2005
(4) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 30, 2005
(5) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Dated: July 14, 2006	By:	/s/ Robert Rubin
Name: Robert Rubin Title: Chief Executive Officer

KRAFT RT.

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED

MARCH 31, 2006 AND 2005

KRAFT RT.
CONDENSED BALANCE SHEET
MARCH 31, 2006
UNAUDITED

ASSETS

Current Assets:
Cash and cash equivalents	$908,895
Accounts receivable, net of allowance for doubtful accounts of $-0- and $3,488 as of March 31, 2006 and 2005 respectively	52,663
Inventories (Note B)	429,573
Prepaid expenses and other current assets	88,953
Advances and other current assets	216,494
Total Current Assets	1,696,578

Property, plant and equipment (Note C)	201,937
Other Assets	42,781
Total Assets	$1,941,296

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities (Note E)	$404,391
Advances received from customers	416,245
Notes payable other (Note F)	1,500,000
Other current liabilities	6,405
Notes payable shareholders (Note G)	159,000

Total Current Liabilities	2,486,041

Long Term Liabilities:
Dividends payable (Note H)	172,531

Total Long Term Liabilities	172,531
Deficiency in Shareholders’ Equity:
Common stock, stated value $48 per share; 5000 shares authorized, 5000 shares issued and outstanding at March 31, 2006	240,400
Additional paid in capital	253,781
Accumulated deficit	(1,235,179)
Foreign transaction adjustment	23,722

Total Shareholders’ Deficit	(717,676)

Total Liabilities and Shareholders’ Deficit	$1,941,296

SEE ACCOMPANYING FOOTNOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS.

KRAFT RT.
CONDENSED STATEMENT OF LOSSES
For The Three Months Ended MARCH 31, 2006 AND 2005

	2006	2005
Revenue	$181,487	$206,450
Cost of goods sold	114,054	85,449

Gross profit	67,433	121,001

Operating expenses:
Selling, general and
administrative expenses	329,881	192,847
Sales and marketing	370	1,788
Depreciation expense	5,338	4,363

Total operating expense	335,589	198,998

Loss from operations	(268,156)	(77,997)

Other income (expense):
Foreign exchange gain	2,832	2,926
Interest expense, net	(16,599)	-0-
Forgiveness of debt and other income	13,727	14,511

Total Other Income	(40)	17,437

Loss before income tax provision	(268,196)	(60,560)

Income taxes provision (Note L)	-0-	-0-

Net loss	$(268,196)	$(60,560)

Net looses per common shares
Basic and diluted	$53.64	$12.11

Weighted average shares outstanding	5,000	5,000

Comprehensive loss
Net Loss	$(268,196)	(60,560)
Foreign currency translation (loss)Income	(8,275)	47,908
Comprehensive Loss	$(276,471)	$(12,652)

SEE ACCOMPANYING FOOTNOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS.

KRAFT RT.
CONDENSED STATEMENT OF SHAREHOLDERS’ EQUITY
For The Three Months Ended March 31, 2006 and 2005

	Common Stock Number of Shares	Stock Amounts	Additional Paid In Capital	Accumulated Deficit	Foreign Currency Transaction	Total

Balance at December 31, 2005	5,000	240,400	$253,781	$(966,983)	$31,997	$(404,805)

Foreign Currency
Translation Adjustment					$(8,275)	$(8,275)

Net loss for the three months ended
March 31, 2006	—	—	—	(268,196)		(268,196)

Balance at March 31,2006	5,000	240,400	$253,781	$(1,235,179)	$23,722	$(717,276)

SEE ACCOMPANYING FOOTNOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS.

KRAFT RT.
CONDENSED STATEMENT OF CASH FLOWS
For The Three Months Ended March 31,

Cash Flows From Operating Activities	2006	2005
Net loss	$(268,196)	(60,560)
Adjustments to reconcile net income to
net cash used by operating activities:
Depreciation and amortization	5,338	4,363
Loss on asset disposition	23,366	18,807
Change in assets and liabilities:
Increase in accounts receivables	(41,632)	198,742
Increase in inventory	(48,199)	(284,992)
Increase in prepaid
and other current assets	(187,108)	12,339
Increase in other assets	(38,461)	(10,164)
Increase in accounts payable	220,738	(61,881)
Increase in other current
liabilities	3,860	(1,432)
Increase in advances from customers	317,007	89,565
Net cash used in
operating activities	(13,287)	(95,213)

Cash Flows From Investing Activities

Purchase of equipment	(82,139)	(8,013)
Net cash used in
investing activities	(82,139)	(8.013)

Cash Flows From Financing Activities
Repayments of notes payable, net	(20,485)	-0-
Proceeds from notes payable	1,000,000	37,160

Net cash provided by
financing activities	979,515	37,160

Effect of exchange rate - change on cash	(8,275)	47,908

Net increase (decrease) in cash &
cash equivalents	875,814	(18,158)
Cash and cash equivalents, beginning	33,081	25,909
Cash and cash equivalents, ending	$908,895	7,751

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest	$15,724	$-
Cash paid during the period for income taxes	-	-

SEE ACCOMPANYING FOOTNOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS.

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

Kraft Rt. (the “Company”), was formed in 1991 under the laws of the Country of Hungary, and is in the business of designing, manufacturing and marketing Solar Panel equipment of a world wide basis.

CASH EQUIVALENTS

For purpose of the Statements of Cash Flows, the Company considers all highly liquid investments purchased with a maturity date of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out method. Inventories consist primarily of raw material, work-in process, which includes allocated labor as well as finished goods.

PROPERTY AND EQUIPMENT

Property and equipment are recorded on the basis of cost. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (Note D).

IMPAIRMENT OF LONG LIVED ASSETS

The company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

REVENUE RECOGNITION

For revenue from product/contract sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104"), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101") SAB 101 requires that four basic criteria must be met before revenue can be recognized: 1. Persuasive evidence of an arrangement exists; 2)delivery has occurred; 3) the selling price is fixed and determinable; and 4) collectibility is reasonable assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The company defers any revenue for which the product has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required. Deferred revenues as of March 31, 2006 are $416,245. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

REVENUE RECOGNITION (continued)

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price to the customer is fixed, collectibility is reasonable assured and title and risk of ownership is passed to the customer, which is usually upon shipment. However, certain customers traditionally have requested to take title and risk of ownership prior to shipment revenue for these transactions are recognized only when:

1. Title and risk of ownership have passed to the customer;

2. The Company has obtained a written fixed purchase commitment;

3. The customer has requested the transaction be on a bill and hold basis;

4. The customer has provided a delivery schedule;

5. All performance obligations related to the sale have been completed;

6. The product has been processed to the customer’s specifications, accepted by the customer and made ready for shipment;

7. The product is segregated and is not available to fill other orders.

The remittance terms for these “bill and hold” transactions are consistent with all other sale by the company. There were no bill and hold transactions at March 31, 2006.

Currently, there are no warranties provided with the purchase of the Company‘s products. The cost of replacing defective products and product returns have been immaterial and within management’s expectations. In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

ADVERTISING

The Company follows that policy of charging the costs of advertising to expenses as incurred. Advertising costs as of March 31, 2006 and 2005 were $370 and $1,788 respectively.

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2"), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development cost must be charged to expense as incurred. Accordingly, internal research and developments cost is expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company did not incur expenditures on research and product development for the three month period ended March 31, 2006 and 2005.

INCOME TAXES

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, “Accounting for Income Taxes”. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities or a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. The Company has not accrued deferred taxes as of March 31, 2006 and 2005 the book tax differences are deemed to be immaterial.

STOCK BASED COMPENSATION

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS No. 148"), “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

STOCK BASED COMPENSATION (continued)

The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the subsequent periods. The Company has no awards of stock-based employee compensation outstanding at March 31, 2006.

SEGMENT INFORMATION

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131") establishes standards for reporting operation segments in annual financial statements and requires selected information for those segments t be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

FOREIGN CURRENCY TRANSLATION

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”. Assets and liabilities are translated at current exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholder’s equity. Foreign currency transaction gains and losses are included in the statement of shareholders equity and the statement of operations when applicable.

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and related party receivable. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $-0- at March 31, 2006.

COMPREHENSIVE INCOME (LOSS)

The company adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS) No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances fro non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

LIQUIDITY

As shown in the accompanying consolidated financial statements, the Company incurred net loss or income from continuing operating of $(268,196) for the three months ended March 31, 2006. The Company’s current liabilities exceeded its current assets by $795,866 as of March 31, 2006.

NET EARNINGS (LOSSES) PER COMMON SHARE

The Company computes earnings per share under Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128"). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company’s stock options and warrants (calculated using the treasury stock method).

NEW ACCOUNTING PRONOUNCEMENTS

In March 2005, the FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143" which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than its last quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (FASB) No. 154, “Accounting Changes and Error Corrections, a replacement of APB opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to  prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 in effect to accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

NEW ACCOUNTING PRONOUNCEMENTS (continued)

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”). The interpretations of SAB 107 express views of the staff regarding the interaction between SFAS 123 (R ) and certain SEC rules and regulations and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular SAB 107 provides guidance related to shared-based payment transactions with non-employees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under shared-based payment arrangements, the clarification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123 (R )in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123 (R ), the modification of employee share options prior to adoption of SFAS 123 (R ) and disclosures in management’s Discussion and Analysis subsequent to adoption of SFAS 123 (R).

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE B - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Components of inventories as of March 31, 2006 consist of the following.

Finished Goods	$63,849
Work in Progress	321,054
Raw Materials	44,670
$429,573

NOTE C - PROPERTY, PLANT AND EQUIPMENT

The Company’s property and equipment at March 31, 2006 consist of the following:

2006
Land and buildings	$12,842
Furniture and fixture	45,285
Machinery, plant and equipment	189,281

Total	247,408

Accumulated depreciation	45,471

Property and equipment	$201,937

Depreciation expense included as a charge to income amounted to $5,338 and $4,363 for the three months ended March 31, 2006and 2005 respectively. During the three months ended March 31, 2006 and 2005 the company wrote of machinery & equipment with net value of $23,447 and $18,807 respectively.

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE D - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” (“SFAS 107"), defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company includes fair value information in the notes to consolidated financial statement when the fair value of its financial instrument is materially different from the book value. The carrying value of the Company’s cash and cash equivalents, short-term debt securities held to maturity, time deposits, receivables, other current assets, accounts payable, and accrued liabilities, included in the accompanying balance sheets, approximate the estimated fair value of those instruments because of their short-term nature. The fair value of the notes payable to banks based on the interest rates currently available for borrowings with similar terms and maturities approximates the carrying amount of those borrowings. The fair value of the amounts due to and from a related party cannot be determined due to the uncertainty as to the timing of repayment.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at March 31, 2006 are as follows:

2006
Accounts payable	$157,761
Accrued payroll and payroll taxes	78,914
Other accrued expenses	167,716
$404,391

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE F - NOTES PAYABLE OTHER

A summary of notes payable other at March 31, 2006 consists of the following:

Demand note payable: interest payable at 10.0%
Per annum: unsecured	1,500,000
$1,500,000

NOTE G - NOTES PAYABLE SHAREHOLDERS

A summary of notes payable shareholder at March 31, 2006 consists of the following:

2006
Note payable to Company shareholder in monthly installments of interest only at 5% per annum; unsecured; maturity date is August 31, 2005. The company is in default under the term of the note agreement	$25,000

Note payable to Company shareholder in monthly installments of interest only at 0% per annum; unsecured; maturity date is July 31, 2005. The company is in default under the term of the note agreement	13,000

Note payable to Company shareholder in monthly installments of interest only at 5% per annum; unsecured; maturity date is March 29, 2005. The company is in default under the term of the note agreement Note payable shareholders - current	121,000
$159,000

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE H - DIVIDENDS PAYABLE

In 2000 and 2001 the Company declared a dividend to its shareholders. However based on the Companies limited financial resources it has been able to pay it. The shareholders have conceited the deferment of this dividend until the company financially can afford paying it. At March 31, 2006 the outstanding balance was $172,531.

NOTE I - CAPITAL STOCK

As of March 31, 2006 and 2005, the Company has issued and outstanding 5,000 shares of common stock,with a stated value of $48 per share.

NOTE J - INCOME TAXES

Deferred income taxes result from timing differences for tax purposes and for financial statement purposes in deductions for depreciation, state tax provisions, and bad debt reserve. These temporary differences along with net operating loses carry-forwards can result a net deferred tax asset or liabilities.

In assessing the realizability of deferred tax asset, management considers whether it is more likely that not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Based on management considerations of the scheduled reversal of timing differences, projections of future taxable income, and tax planning strategies, it is more likely than not that the deferred tax asset will not be realized. We have provided a valuation allowance reducing the net realizable benefits of these deductible differences to zero at December 31, 2005.

An income tax provision for the three months ended March 31, 2006 and 2005 was $-0-.

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE K - ECONOMIC DEPENDENCY

During the three months ended March 31, 2006 approximately $171,013, or 94% of total revenues were derived from 2 customers. During the three months ended March 31, 2006 approximately $38,595 or 11% of total materials were purchased from one vendor.

NOTE L -COMMITMENTS AND CONTINGENCIES

Lease Agreement

In November 2005, the Company entered into a three year fixed lease agreement for its corporate offices and facilities in Budapest, Hungary at a rate ranging from 12,400 to 13,660 per month for the first year and moderate increase for each year thereafter. Commitments for minimum rentals with a 90 day cancellation clause that can be used by either party. The 5 year minimum future cash flow for the leases at March 31, 2006 is as follows:

Fiscal Year	Amount
March 31, 2006	$156.368
2007	163,935
2008	122,951
$443,254

Employment and Consulting Agreements

The company has employment agreements with all of its employees. In addition to salary and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company’s proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from the inception and renewable automatically from year to year unless either the company or consultant terminates such engagement by written notice.

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE M - RELATED PARTY TRANSACTIONS

The Company’s President and principal shareholder has advanced funds to the Company for working capital purposes in the form of unsecured interest bearing demand notes (see Note G). The amounts due the Company’s President at March 31, 2006 were $159,000.

NOTE N - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements during the three months ended March 31, 2006, the company incurred income (loss) and income from continuing operations of $(268,196). The Company’s current liabilities exceeded its current assets by $795,866 as of March 31, 2006. These factors among other may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and services and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the company be unable to continue as a going concern.

In order to improve the Company’s liquidity, the Company is actively pursing additional equity financial through discussions with investment banker and s and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

KRAFT RT.
NOTES TO CONDENSED FINANCIAL STATEMENTS
For The Three Months Ended March 31, 2006

NOTE N - GOING CONCERN MATTERS (continued)

If operations and cash flows continue to improve through these efforts, management believes that the company ca continues to operate. However, no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems.

KRAFT RT.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2005 AND 2004

KRAFT RT.

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors
Kraft RT
Budapest, Hungary

We have audited the accompanying balance sheets of Kraft RT("Company") as of December 31, 2005 and 2004, and the related statements of losses, comprehensive losses, deficiency in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kraft RT as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note N to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note N. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

New York, New York
April 5, 2006

KRAFT RT.
BALANCE SHEET
For The Years Ended DECEMBER 31

	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$33,081	$25,909
Accounts receivable, net of allowance for doubtful accounts of $540 and $26,596 as of December 31, 2005, and 2004, respectively	11,031	232,721
Income tax assets	—	9,700
Inventories (Note B)	381,374	391,378
Prepaid expenses	32,777	35,894
Advances and other current assets	85,562	—
Total Current Assets	543,825	695,602

Property, plant and equipment (Note C)	148,502	67,696
Other Assets	4,320	4,642

Total Assets	$696,647	$767,940

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities (Note E)	$183,653	$667,188
Advances received from customers	99,238	53,944
Notes payable other (Note F)	520,052	20,031
Other current liabilities	2,545	22,244
Notes payable shareholders (Note G)	159,433	40,840

Total Current Liabilities	964,921	804,247

Long Term Liabilities:
Dividends payable (Note H)	172,531	172,531

Deficiency in Stockholders’ Equity:
Common stock, stated value $48 per share; 5000 shares authorized, 5000 shares issued and outstanding at December 31, 2005 and 2004, respectively	240,400	240,400

Additional paid in capital	253,781	253,781
Accumulated deficit	(966,983)	(696,965)
Accumulated other comprehensive income (loss)	31,997	(6,054)

Total Deficiency in Stockholders’ Equity	(440,805)	(208,838)

Total Liabilities and Stockholders’ Deficit	$696,647	$767,940

See accompanying notes to financial statements.

KRAFT RT.
STATEMENT OF LOSSES AND COMPREHENSIVE LOSSES
For The Years Ended DECEMBER 31,

	2005	2004

Revenue	$691,213	$1,059,212
Cost of goods sold	402,204	625,770

Gross profit	289,009	433,442

Operating expenses:
Selling, general and administrative expenses	844,591	792,456
Sales and marketing	2,072	5,278
Research and development	—	386,199
Depreciation expense	12,687	24,083

Total operating expense	859,350	1,208,016

Loss from operations	(570,341)	(774,574)

Other income (expense):
Foreign exchange (expense) gain	(11,563)	28,742
Interest expense, net	(20,728)	(3,807)
Forgiveness of debt and other income	373,774	94,812

Total Other Income	341,483	119,747

(Loss) income before income tax provision	(228,858)	(654,827)

Income taxes provision (Note J)	41,160	21,134

Net Losses	$(270,018)	$(675,961)

Net losses per common share basic and diluted	$(54.00)	$(135.19)

Weighted average shares outstanding	5,000	5,000

Comprehensive losses
Net Losses	$(270,018)	$(675,961)

Foreign currency translation gain	38,051	5,325

Comprehensive Loss	$(231,967)	$(670,636)

See accompanying notes to financial statements.

KRAFT RT.
STATEMENT OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
For The Two Years Ended December 31, 2005

	Common Stock Number of Shares	Stock Amounts	Additional Paid In Capital	Accumulated Deficit	Other Comprehensive Income (Loss)	Total

Balance at January 1, 2004	5,000	$240,400	$253,781	$(21,004)	$(11,379)	$461,798

Net loss for the year ended December 31, 2004	—	—	—	(675,961)	—	(675,961)

Foreign currency translation adjustment	—	—	—	—	5,325	5,325

Balance at December 31,2004	5,000	240,400	$253,781	$(696,965)	$(6,054)	$(208,838)

Net loss for the year ended December 31, 2005	—	—	—	(270,018)	—	(270,018)

Foreign currency translation adjustment	—	—	—	—	38,051	38,051

Balance at December 31, 2005	5,000	$240,400	$253,781	$(966,983)	$31,997	$(440,805)

See accompanying notes to financial statements.

KRAFT RT.
STATEMENT OF CASH FLOWS
For The Years Ended DECEMBER 31,

	2005	2004
Cash Flows From Operating Activities
Net income (loss)	$(270,018)	$(675,961)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	12,687	24,083
(Reversal) Provision of doubtful accounts	(26,056)	22,838
Forgiveness of debt - net	(263,949)	—
Change in assets and liabilities:
Decrease in accounts receivables	247,746	53,370
Decrease in income tax assets	9,700	4,099
Decrease in inventory	10,004	352,061
(Increase) decrease in prepaid and other current assets	(82,445)	26,121
Decrease in other assets	322	83
(Decrease) increase in accounts payable	(219,586)	228,054
(Decrease) in income tax payable	—	(6,862)
(Decrease) increase in other current liabilities	(19,699)	7,820
Increase in advances from customers	45,294	18,201
Net cash provided by (used in) operating activities	(556,000)	53,907

Cash Flows From Investing Activities

Purchase of equipment	(93,493)	(505)
Net cash used in investing activities	(93,493)	(505)

Cash Flows From Financing Activities
Repayment of notes payable, net	21	(41,267)
Advances from related parties	118,593	3,807
Proceeds from notes payable	500,000	799
Net cash provided by (used in) financing activities	618,614	(36,661)

Effect of exchange rate - change on cash	38,051	5,325
Net increase in cash & cash equivalents	7,172	22,066
Cash and cash equivalents, beginning	25,909	3,843
Cash and cash equivalents, ending	$33,081	$25,909

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest	$22,308	$3,818
Cash paid during the period for income taxes	1,363	—
Abandonment of fixed assets-Net book value
In exchange for debt forgiveness	$16,008	$—

See accompanying notes to financial statements.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

Kraft Rt. (the “Company”), is formed in 1991 under the laws of the Country of Hungary, and is in the business of designing, manufacturing and marketing Solar Panel equipment on a world wide basis.

CASH EQUIVALENTS

For purpose of the Statements of Cash Flows, the Company considers all highly liquid investments purchased with a maturity date of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out method. Inventories consist primarily of raw material, work-in process, which includes allocated labor as well as finished goods.

PROPERTY AND EQUIPMENT

Property and equipment are recorded on the basis of cost. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (Note D).

IMPAIRMENT OF LONG LIVED ASSETS

The company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

REVENUE RECOGNITION

For revenue from product/contract sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104"), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101") SAB 101 requires that four basic criteria must be met before revenue can be recognized: 1. Persuasive evidence of an arrangement exists; 2)delivery has occurred; 3) the selling price is fixed and determinable; and 4) collectibility is reasonable assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The company defers any revenue for which the product has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required. Deferred revenues as of December 31, 2005 and 2004 $99,238 and $53,944, respectively. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

REVENUE RECOGNITION (continued)

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price to the customer is fixed, collectibility is reasonable assured and title and risk of ownership is passed to the customer, which is usually upon shipment. However, certain customers traditionally have requested to take title and risk of ownership prior to shipment revenue for these transactions are recognized only when:

1. Title and risk of ownership have passed to the customer;

2. The Company has obtained a written fixed purchase commitment;

3. The customer has requested the transaction be on a bill and hold basis;

4. The customer has provided a delivery schedule;

5. All performance obligations related to the sale have been completed;

6. The product has been processed to the customer’s specifications, accepted by the customer and made ready for shipment;

7. The product is segregated and is not available to fill other orders.

The remittance terms for these “bill and hold” transactions are consistent with all other sale by the company. There were no bill and hold transactions at December 31, 2005 and 2004.

Currently, there are no warranties provided with the purchase of the Company‘s products. The cost of replacing defective products and product returns have been immaterial and within management’s expectations. In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

ADVERTISING

The Company follows that policy of charging the costs of advertising to expenses as incurred. Advertising costs as of December 31, 2005 and 2004 are $2,072 and $5,278 respectively.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2"), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development cost must be charged to expense as incurred. Accordingly, internal research and developments cost are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred $0 and $386,199 expenditures on research and product development for the years ended December 31, 2005 and 2004, respectfully.

INCOME TAXES

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, “Accounting for Income Taxes”. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities or a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. The Company has not accrued deferred taxes as of December 31, 2005 and 2004 as the book tax differences are deemed to be immaterial.

STOCK BASED COMPENSATION

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS No. 148"), “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

STOCK BASED COMPENSATION (continued)

The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the subsequent periods. The Company has no awards of stock-based employee compensation outstanding at December 31, 2005 and 2004, respectively.

SEGMENT INFORMATION

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131") establishes standards for reporting operation segments in annual financial statements and requires selected information for those segments t be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

FOREIGN CURRENCY TRANSLATION

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”. Assets and liabilities are translated at current exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholder’s equity. Foreign currency transaction gains and losses are included in the statement of shareholders equity and the statement of operations when applicable.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and related party receivable. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $540 and $26,596 at December 31, 2005 and 2004, respectively.

COMPREHENSIVE INCOME (LOSS)

The company adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS) No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

LIQUIDITY

As shown in the accompanying consolidated financial statements, the Company incurred net losses of $(270,018) and $(675,961) for the year ended December 31, 2005 and 2004, respectively. The Company’s current liabilities exceeded its current assets by $421,096 as of December 31, 2005.

NET EARNINGS (LOSSES) PER COMMON SHARE

The Company computes earnings per share under Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128"). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company’s stock options and warrants (calculated using the treasury stock method).

RECLASSIFICATIONS

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

NEW ACCOUNTING PRONOUNCEMENTS

In March 2005, the FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143" which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than its last quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (FASB) No. 154, “Accounting Changes and Error Corrections, a replacement of APB opinion No. 20 and FASB Statement No. 3.” SFAS 154 Requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 in effect to accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NEW ACCOUNTING PRONOUNCEMENTS (continued)

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 (“ SAB 107 ”). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies.  In particular SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123(R), the modification of employee share options prior to adoption of SFAS 123(R) and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123(R).

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE B - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Components of inventories as of December 31, 2005 and 2004 consist of the following.

	2005	2004
Finished Goods	$148,522	$113,917
Work in Progress	186,325	206,060
Raw Materials	46,527	71,401

	$381,374	$391,378

NOTE C - PROPERTY, PLANT AND EQUIPMENT

The Company’s property and equipment at December 31, consist of the following:

	2005	2004
Land and buildings	$12,842	$12,842
Furniture and fixture	35,875	24,347
Machinery, plant and equipment	150,748	128,025

Total	199,465	165,214

Less accumulated depreciation	50,963	97,518

Property and equipment	$148,502	$67,696

Depreciation expense included as a charge to income amounted to $12,687 and $24,083 for the years ended December 31, 2005 and 2004, respectively. During the year ended December 31, 2005, The Company wrote off machinery and equipment with a gross value of $59,242 which were fully depreciated.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE D - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” (“SFAS 107"), defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company includes fair value information in the notes to consolidated financial statement when the fair value of its financial instrument is materially different from the book value. The carrying value of the Company’s cash and cash equivalents, short-term debt securities held to maturity, time deposits, receivables, other current assets, accounts payable, and accrued liabilities, included in the accompanying balance sheets, approximate the estimated fair value of those instruments because of their short-term nature. The fair value of the notes payable to banks based on the interest rates currently available for borrowings with similar terms and maturities approximates the carrying amount of those borrowings. The fair value of the amounts due to and from a related party cannot be determined due to the uncertainty as to the timing of repayment.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2005 and 2004, are as follows:

	2005	2004
Accounts payable	$66,969	$344,370
Accrued payroll and payroll taxes	71,064	304,713
Other accrued expenses	45,620	18,105
	$183,653	$667,188

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE F - NOTES PAYABLE OTHER

A summary of notes payable other at December 31, 2005 and 2004 consists of the following:

	2005	2004

Demand note payable; interest payable at 5%per annum; unsecured	$20,052	$20,031

Demand note payable; interest payable at 10%per annum; unsecured	500,000	-
	$520,052	$20,031

NOTE G - NOTES PAYABLE SHAREHOLDERS

A summary of notes payable the Company’s controlling shareholder at December 31, 2005 and 2004 consists of the following:

	2005	2004

Note payable to Company shareholder in monthly installments of interest only at 5% per annum; unsecured; maturity date is August 31, 2005. The company is in default under the term of the note agreement	$25,068	$25,041

Note payable to Company shareholder in monthly installments of interest only at 0% per annum; unsecured; maturity date is July 31, 2005. The company is in default under the term of the note agreement	13,035	13,018

Note payable to Company shareholder in monthly installments of interest only at 12.5% per annum; unsecured; maturity date is January 31, 2005. The company is in default under the term of the note agreement	—	2,781

Note payable to Company shareholder in monthly installments of interest only at 5% per annum; unsecured; maturity date is March 29, 2005. The company is in default under the term of the note agreement
Note payable shareholders - current	121,330	—
	$159,433	$40,840

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE H - DIVIDENDS PAYABLE

In 2000 and 2001 the Company’s Board of Directors declared a dividend to its shareholders. However based on the Companies limited financial resources it has been able to pay it. The shareholders have agreed to the deferment of this dividend until the company financially can afford paying it. At December 31, 2005 and 2004 the outstanding balance was $172,531.

NOTE I - CAPITAL STOCK

As of December 31, 2005 and 2004, the Company has issued and outstanding 5,000 shares of common stock, with a stated value of $48 per share.

NOTE J - INCOME TAXES

Deferred income taxes result from timing differences for tax purposes and for financial statement purposes in deductions for depreciation, state tax provisions, and bad debt reserve. These temporary differences along with net operating loses carry-forwards can result a net deferred tax asset or liabilities.

In assessing the realizability of deferred tax asset, management considers whether it is more likely that not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Based on management considerations of the scheduled reversal of timing differences, projections of future taxable income, and tax planning strategies, it is more likely than not that the deferred tax asset will not be realized. We have provided a valuation allowance reducing the net realizable benefits of these deductible differences to zero at December 31, 2005.

A income tax provision for the years ended December 31, 2005 and 2004 consists of the following:

	2005	2004
Hungarian income taxes	$41,160	$21,134

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE K - ECONOMIC DEPENDENCY

During the year ended December 31, 2005 approximately $425,215, or 61% of total revenues were derived from 2 major customers. During the year ended December 31, 2005 approximately $118,087, or 29% of total materials were purchased from one vendor.

NOTE L - COMMITMENTS AND CONTINGENCIES

Lease Agreement

In November 2005, the Company entered into a three year fixed term lease agreement for its corporate offices and facilities in Budapest, Hungary at a rate ranging from $4,543 to $15,433 per month as the lease has provisions for additional space for the period calendar year of 2006 and beyond. The lease agreement provides for moderate increases in rent after the first year in accordance with the inflationary index published by the Central Statistical Office. The 3 year minimum future cash flow for the leases at December 31, 2005 is as follows:

Fiscal Year	Amount
December 31, 2006	$158,873
2007	185,196
2008	185,196
$529,265

Rental expenses charged to operations for the year ended December 31, 2005 and 2004 are $81,038 and $235,057 respectively.

Employment and Consulting Agreements

The Company has employment agreements with all of its employees. In addition to salary and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company's proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE M - RELATED PARTY TRANSACTIONS

The Company’s President and principal shareholder has advanced funds to the Company for working capital purposes in the form of unsecured interest bearing demand notes (see Note G). The amounts due the Company’s President at December 31, 2005 and 2004 were $159,433 and $40,840, respectively.

NOTE N - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 2005 and 2004, the company incurred losses of $270,018 and $675,961, respectively. The Company’s current liabilities exceeded its current assets by $421,096 as of December 31, 2005. These factors among other may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and services and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the company be unable to continue as a going concern.

In order to improve the Company’s liquidity, the Company is actively pursing additional equity financial through discussions with investment banker and s and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE N - GOING CONCERN MATTERS (continued)

If operations and cash flows continue to improve through these efforts, management believes that the company can continue to operate. However, no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems.

(a) Pro Forma Financial Information.

Condensed Consolidated Pro Forma Unaudited Balance Sheet as of March 31, 2006
Condensed Consolidated Pro Forma Unaudited Statement of Income for the Three Months Ended March 31, 2006
Condensed Consolidated Pro Forma Unaudited Statement of Losses for the Year Ended December 31, 2005
Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements

Unaudited Pro Forma Condensed Financial Information

On June 14, 2006, Solar Thin Films, Inc. (the “Company” , “Registrant” or “Solar”) , entered into a Securities Purchase Agreements (“Agreement”) with the stockholders of Kraft RT (“Kraft”), a company foirmed under the laws of the country of Hungary. The Registrant is an inactive publicly registered corporation with no significant operations. For accounting purposes, Kraft shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. As a result of the recapitalization and change in control, Kraft is the acquiring entity in accordance with Financial Accounting Standards No. 141, Business Combinations.

Effective with the Agreement, 95.5% of the Kraft outstanding shares owned by the Kraft shareholders were exchanged for an aggregate of 95,000 shares of Solar’s newly issued Series B-4 Preferred Stock. The Series B-4 Preferred shares are each automatically convertible into 350 shares of common stock or an aggregate of 33,425,000 shares of common stock upon the Company increasing its authorized shares of common stock and, prior to such conversion, the Preferred Shares will have the same voting rights of the shares of common stock and vote together with the shares of common stock on all matters.

The Proforma Unaudited Financial Statements have been prepared by management of the Company in order to present consolidated financial position and results of operations of the Registrant and Kraft as if the acquisition had occurred as of March 31, 2006 for the pro forma condensed balance sheet and to give effect to the acquisition of the Registrant , as if the transaction had taken place at January 1, 2005 for the pro forma condensed consolidated statement of losses for the year ended December 31, 2005 and the three months ended March 31, 2006.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of Kraft (including notes thereto) included in this Form.

Solar Thin Film, Inc.
PROFORMA CONSOLIDATED BALANCE SHEET
March 31, 2006
Unaudited

	Solar Thin	Kraft		Proforma		Proforma
	Film, Inc.	Rt	Total	Adjustments		Balance Sheet

ASSETS
Current Assets:
Cash and cash equivalents	232,000	908,895	1,140,895			1,140,895
Accounts Receivable net		52,663	52,663			52,663
Escrow deposits	85,000		85,000			85,000
Investment in Marketable Securities	5,000		5,000			5,000
Investment in - Sponge Tech	50,000		50,000			50,000
Inventories		429,573	429,573			429,573
Prepaid expenses and other current assets		88,953	88,953			88,953
Note receivable - Kraft Rt.	1,625,000		1,625,000	-1,625,000	(3)	0
Advances and other current assets	78,000	216,494	294,494			294,494
			0			0
Total Current Assets	2,075,000	1,696,578	3,771,578	-1,625,000		2,146,578
			0
Property, plant and equipment		201,937	201,937			201,937
Other Assets		42,781	42,781			42,781

Total Assets	2,075,000	1,941,296	4,016,296	-1,625,000		2,391,296

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
Short term borrowing in default,	2,898,000		2,898,000			2,898,000
Accounts payable and accrued Liabilities	684,000	404,391	1,088,391	-125,000	(3)	963,391
Distribution payable to Series B-3			0			0
preferred shareholders	40,000		40,000			40,000
Note payable - Rubin Family Trust			0			0
net of discount of $196,000 and	243,000		243,000			243,000
113,000, respectively			0			0
Secured convertible notes payable - net of discount	181,000		181,000			181,000
Advances received from customers		416,245	416,245			416,245
Notes payable other		1,500,000	1,500,000	-1,500,000	(3)	0
Other current liabilities		6,405	6,405			6,405
Notes payable shareholders		159,000	159,000			159,000
Total Current Liabilities	4,046,000	2,486,041	6,532,041	-1,625,000		4,907,041

Long Term Liabilities:
Dividends payable		172,531	172,531			172,531
Bridge notes payable-net of discount of $262,000	988,000		988,000			988,000

Total Long Term Liabilities	988,000	172,531	1,160,531	0		1,160,531

Total Liabilities	5,034,000	2,658,572	7,692,572	-1,625,000		6,067,572

Shareholders' Deficit:

Preferred stock, 12.5% cumulative
Series B-4 preferred stock	-		-	95,000	(1)	95,000
Series B-1 preferred stock	3,000		3,000			3,000
Series B-3 preferred stock	1,000		1,000			1,000
Common Stock	116,000	240,400	356,400	-240,400	(2)	116,000
Additional paid in capital	55,695,000	253,781	55,948,781	-55,948,781	(2)	0
Accumulated deficit	-58,678,000	-1,235,179	-59,913,179	58,678,000	(4)	-3,834,998
				-2,599,814	(4)
Accumulated comprehensive loss	-16,000	23,722	7,722	16,000	(2)	23,722
Less cost of treasury shares	-80,000		-80,000	-		-80,000

Total Shareholders' Deficit	-2,959,000	-717,276	-3,676,276	0		-3,676,276

Total Liabilities and Shareholders' Deficit	2,075,000	1,941,296	4,016,296	-1,625,000		2,391,296

See accompanying notes to pro-forma unaudited financial statements.

Solar Thin Film, Inc.
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
Three Months Ended March 31, 2006

	Solar
	Thin	Kraft		Proforma	Proforma
	Film, Inc.	Rt	Total	Adjustments	Operations

Revenue		181,487	181,487		181,487
Cost of goods sold		114,054	114,054		114,054
Gross profit	0	67,433	67,433	0	67,433

General and administrative expenses	125,000	329,881	454,881		454,881
Sales and marketing		370	370		370
Depreciation expense		5,338	5,338		5,338
	125,000	335,589	460,589	0	460,589

Operating loss	-125,000	-268,156	-393,156		-393,156

Interest expense, net	-198,000	-16,599	-214,599		-214,599
Foreign exchange gain		2,832	2,832		2,832
Forgiveness of debt and other income (expence)		13,727	13,727		13,727
	-198,000	-40	-198,040	0	-198,040

Net loss	-323,000	-268,196	-591,196	0	-591,196

Comprehensive loss
Net Loss	-323,000	-268,196	-591,196		-591,196
Foreign currency translation (loss)Income		-8,275	-8,275		-8,275
Comprehensive Loss	-323,000	-276,471	-599,471	0	-599,471
Net loss per common shares (basis and assuming dilution)					$(.01)
Weighted coverage shares outstanding					46,071,000

See accompanying notes to pro-forma unaudited financial statements.

Solar Thin Film, Inc.
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
Three Months Ended December 31, 2005

	Solar
	Thin	Kraft		Proforma		Proforma
	Film, Inc.	Rt	Total	Adjustments		Operations

Revenue		691,213	691,213			691,213
Cost of goods sold		402,204	402,204			402,204
Gross profit	0	289,009	289,009	0		289,009

GENERAL AND ADMINISTRATIVE EXPENSES	1,023,000	844,591	1,867,591			1,867,591
Sales and marketing		2,072	2,072			2,072
Depreciation expense		12,687	12,687			12,687
	1,023,000	859,350	1,882,350	0		1,882,350

OPERATING LOSS	-1,023,000	-570,341	-1,593,341	0		-1,593,341

Interest expense, net	-626,000	-20,728	-646,728			-646,728
GAIN (LOSS) ON SALE OF						0
INVESTMENTS	2,150,000		2,150,000			2,150,000
Foreign exchange (expense) gain		-11563	-11,563			-11,563
Forgiveness of debt and other income (expence)		373,774	373,774	-2,599,819	(4)	(2,226,045)
GAIN ON DEBT SETTLEMENT	101,000		101,000			101,000
	1,625,000	341,483	1,966,483	0		(633,336)

INCOME (LOSS) FROM OPERATIONS	602,000	-228,858	373,142	0		(2,226,677)

Income taxes provision		41160	41,160			41,160

NET INCOME (LOSS)	602,000	-270,018	331,982	0		(2,185,517)

OTHER COMPREHENSIVE INCOME (LOSS):
UNREALIZED HOLDINGS LOSS ON AVAILABLE
FOR SALE SECURITIES	-21,000		-21,000			-21,000
Foreign currency translation gain		38051	38,051			38,051
ON SALE OF SECURITIES

TOTAL COMPREHENSIVE INCOME/(LOSS)	581,000	-231,967	349,033	0		(2,168,466)
Net loss per common shares (basis and assuming dilution)						$(.05)
Weighted coverage shares outstanding						46,071,000

See accompanying notes to pro-forma unaudited financial statements.

SOLAR THIN FILM, INC.
NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Financial Information

The Pro forma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of the Registrant and Kraft RT (“Kraft”) as if the acquisition had occurred as of March 31, 2006 for the pro forma condensed consolidated balance sheet and to give effect to the acquisition of the Registrant , as if the transaction had taken place at January 1, 2005 for the pro forma condensed consolidated statement of income for the year and three months ended March 31, 2006, respectively.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of March 31, 2006 and the pro forma condensed consolidated statement of income for the year and three months ended December 31, 2005 and March 31, 2006, respectively.

(1) To record the issuance of 95,000 shares of Solar’s newly issued Series B-4 Preferred Stock in exchange for 95.5% of the Kraft outstanding shares owned by the Kraft shareholders .

(2) To eliminate Registrant’s accumulated deficit and record recapitalization of Registrant ; eliminate Kraft capital structure

(3) To eliminate inter company obligations

(4) To record and expense as organization costs $ 2,599,819 , representing net Registrant liabilities assumed by Kraft and expensed in accordance with SOP 98-5.